Exhibit 10.2

NOTE PURCHASE AGREEMENT

among

THE INVESTORS REFERRED TO HEREIN

and

THE SELLERS REFERRED TO HEREIN

July 28, 2017

i

Exhibit 10.2

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is dated as of July 28, 2017, by and among each investor listed on Schedule 1 attached hereto (each, including its successors and assigns, an “Investor” and collectively the “Investors”), PJC Investments, LLC, a Texas limited liability company (“PJC”), and each seller listed on Schedule 1 attached hereto (each, including its successors and assigns, a “Seller” and collectively the “Sellers”).

WHEREAS, Emergent Capital, Inc., a Florida corporation (the “Company”), has issued $30,000,000 in aggregate principal amount of 15% Senior Secured Notes due 2018 (the “Senior Notes”);

WHEREAS, it is contemplated that the Senior Notes will be amended and will then constitute $30,000,000 in aggregate principal amount of 8.5% Senior Notes due 2021 (“New Senior Notes” and, together with the Senior Notes, the “Notes”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, each Seller, severally and not jointly, desires to sell the principal amount of Senior Notes set forth opposite such Seller’s name on Schedule 1 and each Investor desires to purchase the amount of New Senior Notes to be allocated among the Investors as set forth on Schedule 1, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I                                DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the first Person.  With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.

“Claim” shall have the meaning ascribed to such term in Section 4.3.

“Claim Notice” shall have the meaning ascribed to such term in Section 4.3.

“Closing” means the closing of the purchase and sale of the Notes pursuant to Section 2.2.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and (x) all conditions precedent to (i) each Investor’s obligations to pay the Purchase Price and (ii) each Sellers’ obligations to deliver the Notes have been satisfied or waived and (y) the required conditions, actions, deliveries and approvals set forth in Article II of the Master Transaction Agreement have been met, completed, made and obtained, as appropriate, or waived, by the relevant party thereunder.

“Contemplated Transactions” means the Transactions as that term is defined in the Master Transaction Agreement and the Sale Participation Fee as that term is defined in certain Exchange Participation Agreements dated April 7, 2017 between the Company and the Sellers party thereto.

“Contract” means any written or oral contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, commitment or other arrangement or agreement.

“Equitable Exceptions” means, with respect to the enforceability of any obligation, that such obligation is subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws) and judicially developed doctrines in this area, such as equitable subordination and substantive consolidation of entities and (b) equitable principles (whether considered in a proceeding in equity or at law).

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or another nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

“Indebtedness” means Indebtedness as that term is defined in the Master Transaction Agreement.

“Indemnified Party” shall have the meaning ascribed to such term in Section 4.1.

“Indemnifying Party” shall have the meaning ascribed to such term in Section 4.1.

“Indenture” means the Indenture dated as of March 11, 2016 between Emergent and the Trustee pursuant to which the Senior Notes were issued.

“Investor” or “Investors” shall have the meaning ascribed to such term in the Recitals.

“Judicial Authority” means any court, arbitrator, special master, receiver, tribunal or similar body of any kind (including any Governmental Authority exercising judicial powers or functions of any kind).

“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, Order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority or Judicial Authority.

“Legal Proceedings” means any judicial, administrative or arbitral claim, action, complaint, hearing, petition, suit, mediation, litigation, investigation, examination, inspection or other proceeding, at law or in equity, in any case, by or before a Governmental Authority or Judicial Authority.

“Liabilities” means any and all Indebtedness, liabilities, obligations, deficiencies, penalties, assessments, fines, claims, causes of action or other losses, fees, costs or expenses, whether accrued or fixed, absolute or contingent, matured or unmatured, due or to become due and whether arising under any Order, Contract or otherwise.

“Losses” shall have the meaning ascribed to such term in Section 4.1.

“Master Transaction Agreement” means those certain Master Transaction Agreements dated as of March 15, 2017 or May 12, 2017, as amended, supplemented or otherwise modified from time to time, by and among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto.

“Material Adverse Effect” means Material Adverse Effect as that term is defined in the Master Transaction Agreement.

“Note Registrar” shall have the meaning ascribed to such term in the Indenture.

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award assessment, arbitration award, or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity

“PJC” shall have the meaning ascribed to such term in the Recitals.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by the Company with or to the SEC since January 1, 2011.

“Seller” and “Sellers” shall have the meaning ascribed to such terms in the Recitals.

“Senior Notes” shall have the meaning ascribed to such term in the Recitals.

“Trading Day” means a day on which the primary Trading Market of the Common Stock is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX and the OTCQB (or any of their respective successors).

“Transaction Documents” means the Transaction Documents as that term is defined in the Master Transaction Agreement.

“Transferee Certificate” means a certificate substantially in the form of Exhibit B-2 annexed to the Indenture.

“Transferor Certificate” means a certificate substantially in the form of Exhibit B-1 annexed to the Indenture.

“Trustee” means Wilmington Trust, National Association, as indenture trustee under the Indenture.

ARTICLE II                           PURCHASE AND SALE

2.1                               Agreement to Sell and Purchase.  At the Closing, each Investor will purchase from each of the Sellers, and each Seller will, severally and not jointly, sell to such Investor, the principal amount of Notes set forth opposite such Seller’s name on Schedule 1 for an aggregate purchase price set forth opposite such Investor’s name on Schedule 1; provided, however, that the Investors shall purchase and the Sellers shall sell all of the Senior Notes held by such Sellers.  The aggregate purchase price for the Notes shall be equal to the face amount of each Note plus accrued and unpaid interest thereon (the “Purchase Price”).

2.2                               Closing.  On the Closing Date, each Investor shall deliver to each Seller via wire transfer to the account as specified in writing by such Seller immediately available funds equal to its Purchase Price as set forth on Schedule 1 and each Seller shall deliver to the Trustee and Note Registrar its respective Notes and the other items set forth in Section 2.3 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location as the parties shall mutually agree.

2.3                               Deliveries.

(a)                                 On the Closing Date, each Seller shall deliver or cause to be delivered to the Trustee and Note Registrar pursuant to the terms of the Indenture, each of the following:

(i)                                     the certificated Notes being sold by such Seller, as set forth on Schedule 1;

(ii)                                  an executed Transferor Certificate relating to the transfer of the Notes to the relevant Investor;

(iii)                               such other documents as the Note Registrar or Trustee may require in connection with the transfer of such Notes; and

(iv)                              such other documents relating to the transactions contemplated by the Transaction Documents as each of the Investors or its respective counsel may reasonably request.

(b)                                 On the Closing Date, the Investors shall deliver or cause to be delivered to the Trustee and Note Registrar or to each Seller, as noted, the following:

(i)                                     such Seller’s Purchase Price by wire transfer to the account as specified in writing by such Seller;

(ii)                                  an executed Transferee Certificate relating to the transfer of the Notes to the Note Registrar or Trustee;

(iii)                               such other documents as the Note Registrar or Trustee may require in connection with the transfer of such Notes; and

(iv)                              such other documents relating to the transactions contemplated by the Transaction Documents as such Seller or its counsel may reasonably request.

2.4                               Closing Conditions.

(a)                                 The obligations of each of the Investors hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Sellers contained herein;

(ii)                                  all obligations, covenants and agreements of the Sellers required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               the delivery by the Sellers of the items set forth in Section 2.3(a) of this Agreement; and

(iv)                              the consummation of the Contemplated Transactions is occurring contemporaneously with the Closing.

(b)                                 The respective obligations of each Seller hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects on the Closing Date of the representations and warranties of the Investors contained herein;

(ii)                                  all obligations, covenants and agreements of the Investors required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               the delivery by the Investors of the items required to be delivered to such Seller set forth in Section 2.3(b) of this Agreement;

(iv)                              there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)                                 the consummation of the Contemplated Transactions is occurring contemporaneously with the Closing.

2.5                               Acknowledgement. The parties hereto acknowledge that, solely in order to facilitate the sale of the Notes from the various Sellers to the various Investors and as an accommodation to the Sellers and the Investors, in connection with the Closing, (i) the Sellers will transfer the Notes to PJC, (ii) PJC will amend the Senior Notes to become New Senior Notes, and (iii) PJC will immediately transfer the New Senior Notes to the Investors in accordance with the allocation set forth on Schedule 1. Notwithstanding the transfer of the Notes to PJC by the Sellers, each Investor shall be responsible for paying its share of the Purchase Price to the Sellers as set forth opposite such Investor’s name on Schedule 1 as a condition to Closing.

ARTICLE III                      REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Investor.  Each Investor for itself and no other Investor, hereby severally represents and warrants as of the date hereof and as of the Closing Date to each Seller as follows:

(a)                                 Existence; Good Standing.  It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof.

(b)                                 Authority; Enforceability.  It has the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein.  The execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein have been duly authorized by all requisite corporate or other entity (as applicable) action on its part and no other corporate or other entity (as applicable) authorization or proceedings on its part is required therefor.  This Agreement and each other Transaction

Document to which it is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute the legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)                                  Approvals.  No notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of each Investor under: (i) Applicable Law; (ii) the organizational documents of the Investor; or (iii) any Contract to which such Investor is a party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the transactions contemplated herein and therein.

(d)                                 No Conflicts.  Neither the execution, delivery or performance by an Investor of the Transaction Documents to which it is or shall be a party, nor the consummation by such Seller of the Contemplated Transactions herein or therein, does or shall violate, conflict with, breach or constitute a default under, or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of such Seller; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to such Investor.

(e)                                  All Necessary Consents.  Neither the execution, delivery or performance by such Investor of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by such Investor of the transactions contemplated herein or therein, does or will: (i) require such Investor to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

(f)                                   Brokers.  No broker, finder, investment banker or other Person has been engaged by such Investor that is entitled to any brokerage, finder’s or other fee or commission from such Investor in connection with the transactions contemplated herein.

(g)                                  Access to Information.  Each Investor acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Notes; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Notes.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.

Each of the Sellers acknowledges and agrees that each Investor has not made any representations or warranties with respect to the Contemplated Transactions other than those specifically set forth in this Section 3.1.

3.2                               Representations and Warranties of the Sellers.

Each Seller, for itself and no other Seller, hereby severally represents and warrants as of the date hereof and as of the Closing Date to each Investor as follows:

(a)                                 Existence; Good Standing.  If an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof.

(b)                                 Authority; Enforceability.  If an entity, it has the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein.  If an entity, the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein have been duly authorized by all requisite corporate or other entity (as applicable) action on its part and no other corporate or other entity (as applicable) authorization or proceedings on its part is required therefor.  This Agreement and each other Transaction Document to which it is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)                                  Approvals.  If an entity, no notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of such Seller under: (i) Applicable Law; (ii) the organizational documents of such Seller; or (iii) any Contract to which such Seller is a party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the transactions contemplated herein and therein.

(d)                                 No Conflicts.  Neither the execution, delivery or performance by such Seller of the Transaction Documents to which it is or shall be a party, nor the consummation by such Seller of the Contemplated Transactions herein or therein, does or shall violate, conflict with, breach or constitute a default under, or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of such Seller; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to such Seller.

(e)                                  All Necessary Consents.  Neither the execution, delivery or performance by such Seller of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by such Seller of the transactions contemplated herein or therein, does or will: (i) require such Seller to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

(f)                                   Good Title. Seller owns, beneficially and of record, good and marketable title to Notes being sold pursuant to this Agreement, free and clear of any taxes or encumbrances; and at the Closing, the Seller will convey to the Investor good and marketable title to such Notes, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.

(g)                                  Brokers.  No broker, finder, investment banker or other Person has been engaged by such Seller that is entitled to any brokerage, finder’s or other fee or commission from such Seller in connection with the transactions contemplated herein.

Each of the Investors acknowledges and agrees that each Seller does not make or has not made any representations or warranties with respect to the Contemplated Transactions hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV                       INDEMNIFICATION

4.1                               Indemnification of Investors. Subject to the provisions of this Section 4.1, each Seller, severally and not jointly, will indemnify and hold each of the Investors and each of its respective officers, directors, Affiliates, agents and employees (each, an “Indemnified Party”) harmless from any and all out-of-pocket loss, Liability, claim, charge, assessed interest, judgment, fine, penalty, damage, fee or expense (including reasonable legal, consultant, accounting and other professional fees and expenses and including any mitigation cost and any cost of determining that there has been a breach under this Agreement or any other Transaction Document) (collectively, “Losses”) incurred by such Indemnified Party resulting from (a) any breach of any representation and warranty of any Seller or Sellers (hereinafter referred to singly or collectively, as appropriate, as the “Indemnifying Party”) contained in this Agreement or in any other Transaction Document or (b) any failure by the Indemnifying Party to perform any covenant or agreement hereunder, under any other Transaction Document or under any agreement contemplated hereby or thereby (unless such action is based upon a breach of the Investor’s representations, warranties or covenants under this Agreement or any violations by an Investor of state or federal securities laws or any conduct by an Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).  For purposes of determining the amount of Losses incurred with respect to a breach of any representation or warranty contained in this Agreement, any other Transaction Document or any certificate delivered pursuant to this Agreement or any other Transaction Document, each such representation or warranty shall be read without reference to “materiality” or “Material Adverse Effect” qualifier.  The Indemnified Parties shall be third party beneficiaries of this Section 4.1, each of whom may enforce the provisions of this Section 4.1.

4.2                               Limitations on Indemnification.  In no event shall any Indemnified Party be entitled to double recovery hereunder.  If any circumstance constitutes a breach of more than one representation, warranty or covenant, the Indemnified Party(ies) shall only be entitled to recover once in respect of such circumstance.  The right to indemnification, recovery of Losses or any other remedy shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or any other Transaction Document or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or agreement made by the Indemnifying Party, or any other matter.  The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, shall not affect the right to indemnification, recovery of Losses or any other remedy based on any such representation, warranty, covenant or agreement.  No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order.  In no event shall the liability of a Seller be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of such Seller’s Notes to any Investor pursuant to this Agreement.

4.3                               Procedures.  If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, the Indemnified Party shall promptly cause written notice (the “Third Party Notice”) of the assertion of such Legal Proceeding to be forwarded to the Indemnifying Party.  The Indemnifying Party shall have the right, at its sole option and expense, by providing written notice to the Indemnified Party, to (i) take control of the defense and investigation of such Legal Proceeding, (ii) employ and engage attorneys of its own choice (subject to the prior written approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at the Indemnifying Party’s sole cost, risk and expense and (iii) compromise or settle such Legal Proceeding, which compromise or settlement shall be made only with the prior written consent of the Indemnified Party; provided, that such consent shall not be required if such settlement (x) includes an unconditional release of the Indemnified Party, (y) otherwise provides solely for payment of monetary damages for which the Indemnifying Party shall be responsible and no other form of relief or penalty, (y) shall not increase the tax liability of the Indemnified Party for any taxable year or other taxable period and (z) does not involve the admission of liability or wrongdoing on the part of the Indemnified Party.  The Indemnified Party shall, at the Indemnifying Party’s expense, cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom, and the Indemnified Party may, at its own cost, monitor and further participate in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom.  Notwithstanding the Indemnifying Party’s election to assume the defense of such Legal Proceeding, the Indemnified Party shall have, upon giving prior written notice to the Indemnifying Party, the right to employ one separate counsel and to participate in the defense of such Legal Proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel for the Indemnified Party if, but only if, the Indemnified Party shall have reasonably concluded in good faith that (x) an actual or potential conflict of interest (including one or more legal defenses or counterclaims available to it or to other Indemnified Parties that are different from or additional to those available to the Indemnifying Party) makes it inappropriate in the reasonable judgment of the Indemnified Party (upon and in conformity with the advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party or (y) the claim seeks nonmonetary relief which, if granted, could materially and adversely affect the Indemnified Party or its Affiliates.  If the Indemnifying Party elects not to defend against such Legal Proceeding, does not, within fifteen (15) days after receipt of the Third Party Notice (or such earlier date, if the failure to assume the defense by such earlier date would materially impair the ability of the indemnified party to defend such Legal Proceeding), acknowledge in writing its intent to assume the defense of such Legal Proceeding pursuant to this Section 4.3, contests its obligation to indemnify the Indemnified Party in connection with such Legal Proceeding, or fails to defend against such Legal Proceeding with reasonable diligence, the Indemnified Party may defend against such Legal Proceeding, in which cases the costs of defending such Legal Proceeding shall constitute indemnifiable Losses under this Article IV, and the Indemnifying Party shall have the right to participate therein at its own cost.  If the Indemnified Party defends any Legal Proceeding, then it shall keep the Indemnifying Party regularly apprised of the status of the Legal Proceeding and the Indemnifying Party shall reimburse the Indemnified Party for the reasonable expenses of counsel engaged by the Indemnified Party to defend such Legal Proceeding upon submission of periodic bills unless (A) the Indemnifying Party is asserting in good faith a bona fide contest to its obligation to indemnify the Indemnified Party and (B) the Indemnifying Party deposits in escrow in a manner and with an escrow agent reasonably satisfactory to such Indemnified Party all amounts that would have been payable to such Indemnified Party under this sentence in the absence of such a contest as and when such amounts would have been payable.  In no event shall the Indemnified Party be entitled to compromise or settle any Legal Proceeding without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.  If a claim for Losses (a “Claim”) is to be made by any Indemnified Party not in connection with a Legal Proceeding instituted by a third party, such Indemnified Party shall give written notice (a “Claim Notice”) to the Indemnifying Party reasonably promptly after such Indemnified Party becomes aware of any fact, condition or event giving rise to Losses for which indemnification may be sought under this Section 4.3.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the Claim described in such Claim Notice, the Losses identified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party.  After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a Legal Proceeding hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter and, unless the Indemnifying Party in good faith disputes any such amounts, the Indemnifying Party shall promptly pay such amounts.

ARTICLE V                            MISCELLANEOUS

5.1                               Termination.  This Agreement may be terminated by (i) any Investor or (ii) any Seller, as to such Investor’s or Seller’s respective obligations hereunder only and without any effect whatsoever on the obligations between the other Investors and the other Sellers, in either case by written notice to the other parties, if the Closing has not been consummated on or before August 31, 2017; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2                               Fees and Expenses.  Except as expressly set forth in the other Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3                               Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4                               Notices.  Any and all notices, requests, consents, or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by hand or via facsimile to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered by hand or via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to an Investor, at its address set forth on its signature page.

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Attention: Jack Miles

Facsimile: (212) 808-7897

Email: jmiles@kelleydrye.com

if to a Seller, at its address as set forth on its signature page.

5.5                               Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each Seller and each Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6                               Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated are to the Sections, Schedules or Exhibits of this Agreement.

5.7                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Each Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Notes, provided such transferee agrees in a writing reasonably satisfactory to the Company to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investor”.

5.8                               No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Section 4.1.

5.9                               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction.  Each party agrees that all Legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10                        Survival.  The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery of the Notes as applicable for the applicable statute of limitations.  Each Seller and each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

5.11                        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12                        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13                        Remedies.  In addition to being entitled to exercise all rights and remedies provided herein or granted by Law, including recovery of damages, each of the Investors and each of the Sellers will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14                        Independent Nature of Sellers’ Obligations and Rights.  The obligations of each Seller under any Transaction Document are several and not joint with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance of the obligations of any other Seller under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Seller pursuant thereto, shall be deemed to constitute the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Seller shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Seller to be joined as an additional party in any proceeding for such purpose.  Each Seller has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.15                        Independent Nature of Investors’ Obligations and Rights.  Except as expressly provided therein, the obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.16                        Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR:	[NAME]

	By:	/s/ INVESTORS
Name:
Title:

Address:

Attention:
Facsimile: ( ) -
Email:

[Signature Page to Note Purchase Agreement]

SELLER:	[NAME]

	By:	/s/ SELLERS
Name:
Title:

Address:

Attention:
Facsimile: ( ) -
Email:

Copies of notices to be sent to:

Attention:
Facsimile: ( ) -
Email:

[Signature Page to Note Purchase Agreement]

PJC:	PJC Investments, LLC

	By:	/s/ Patrick J. Curry
Name: Patrick J. Curry
Title: Manager

Address:

Attention:
Facsimile: ( ) -
Email:

Copies of notices to be sent to:

Attention:
Facsimile: ( ) -
Email:

[Signature Page to Note Purchase Agreement]

SCHEDULE 1

NOTE NUMBER	SELLER	PRINCIPAL AMOUNT OF SENIOR NOTES	AGGREGATE PURCHASE PRICE
A-1	MICHAEL CROW	$50,000.00	$50,000.00
A-2	THOMAS R. KAPLAN	$25,000.00	$25,000.00
A-3	RICHARD O’CONNELL	$70,000.00	$70,000.00
A-4	GEORGE NATHAN	$50,000.00	$50,000.00
A-5	LUCIANO MORELLI	$200,000.00	$200,000.00
A-6	JEFFREY KEIZER	$80,000.00	$80,000.00
A-7	GERALD HELLERMAN	$100,000.00	$100,000.00
A-8	OPPORTUNITY PARTNERS LP	$200,000.00	$200,000.00
A-9	FULL VALUE PARTNERS LP	$185,000.00	$185,000.00
A-10	MCM OPPORTUNITY PARTNERS LP	$25,000.00	$25,000.00
A-11	CALAPASAS WEST PARTNERS LP	$65,000.00	$65,000.00
A-12	FULL VALUE SPECIAL SITUATIONS FUND LP	$30,000.00	$30,000.00
A-13	STEADY GAIN PARTNERS LP	$115,000.00	$115,000.00
A-14	MERCURY PARTNERS LP	$70,000.00	$70,000.00
A-15	SPECIAL OPPORTUNITIES FUND, INC.	$500,000.00	$500,000.00
A-16	PARK LAKES, LLC	$200,000.00	$200,000.00
A-17	HERITAGE DRIVE CAPITAL, LLC	$400,000.00	$400,000.00
A-18	RICHARD DAYAN	$90,000.00	$90,000.00
A-19	AARON S. ADLER	$25,000.00	$25,000.00

A-20	LAWRENCE N. ADLER	$25,000.00	$25,000.00
A-21	JASON L. ADLER	$25,000.00	$25,000.00
A-23	ANCORA CATALYST FUND LP	$500,000.00	$500,000.00
A-24	MERLIN PARTNERS LP	$250,000.00	$250,000.00
A-25	GILBERT NATHAN	$150,000.00	$150,000.00
A-28	CORRIB MASTER FUND LTD	$3,000,000.00	$3,000,000.00
A-29	LONG BALL PARTNERS, LLC	$2,000,000.00	$2,000,000.00
A-30	INDABA CAPITAL FUND, L.P.	$10,000,000.00	$10,000,000.00
A-36	ANTONY MITCHELL	$25,000.00	$25,000.00
A-37	RANGELEY CAPITAL PARTNERS, LP	$175,000.00	$175,000.00
A-38	RANGELEY CAPITAL PARTNES II, LP	$95,000.00	$95,000.00
A-39	RANGELEY CAPITAL SPECIAL OPPORTUNITIES FUND, LP	$30,000.00	$30,000.00
A-40	JEFFERIES LLC	$2,263,000.00	$2,263,000.00
A-41	JEFFERIES LLC	$536,000.00	$536,000.00
A-42	JEFFERIES LLC	$1,326,000.00	$1,326,000.00
B-1	KURT M. HOFFMAN	$200,000.00	$200,000.00
B-2	ALPIN FAMILY REVOCABLE TRUST UAD 04/24/03	$200,000.00	$200,000.00
C-2	GMP SECURITIES LP ITF #600-FA1-F	$1,000,000.00	$1,000,000.00
C-3	RBC DOMINION SECURITIES IN TRUST FOR GEORGE ANDREW FITCH 7018201520	$100,000.00	$100,000.00
C-4	INVESTOR COMPANY, ITF A/C 7X9321F JARR FAMILY TRUST	$295,000.00	$295,000.00
C-16	CORRIB MASTER FUND, LP	$238,000.00	$238,000.00

C-17	DG VALUE PARTNERS, LP	$44,000.00	$44,000.00
C-18	DG VALUE PARTNERS II MASTER FUND, LP	$193,000.00	$193,000.00
C-19	CORRIB MASTER FUND LTD.	$1,500,000.00	$1,500,000.00
C-20	JEFFERIES LLC	$2,000,000.00	$2,000,000.00
C-21	JEFFERIES LLC	$500,000.00	$500,000.00
C-22	JEFFERIES LLC	$850,000.00	$850,000.00

INVESTORS

Investor	Principal Amount of Senior Notes	Aggregate Purchase Price
EVERMORE GLOBAL VALUE FUND	$9,358,000	$9,358,000
THE REGENTS OF THE UNIVERSITY OF MICHIGAN	$3,905,000	$3,905,000
SIRIUS INTERNATIONAL INSURANCE CORPORATION (PUBL) (a/c xxx140)	$1,474,000	$1,474,000
SIRIUS INTERNATIONAL INSURANCE CORPORATION (PUBL) (a/c xxx138)	$6,263,000	$6,263,000
FULL VALUE PARTNERS, LP	$580,000	$580,000
OPPORTUNITY PARTNERS, LP	$590,000	$590,000
FULL VALUE SPECIAL SITUATIONS FUND, LP	$105,000	$105,000
MCM OPPORTUNITY PARTNERS, LP	$115,000	$115,000
CALAPASAS WEST PARTNERS, LP	$220,000	$220,000
MERCURY PARTNERS, LP	$340,000	$340,000

STEADY GAIN PARTNERS, LP	$450,000	$450,000
SPECIAL OPPORTUNITIES FUND, INC.	$1,600,000	$1,600,000
OPAL SHEPPARD OPPORTUNITIES FUND I LP	$3,500,000	$3,500,000
MIMESIS CAPITAL PARTNERS LLC	$1,500,000	$1,500,000